UNITED STATES
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SCHEDULE 14A

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Templeton Global Income Fund

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TEMPLETON GLOBAL INCOME FUND 300 S.E. 2nd Street Fort Lauderdale, FL 33301

FOR IMMEDIATE RELEASE:

For more information, please contact Franklin Templeton at 1-800-342-5236.

TEMPLETON GLOBAL INCOME FUND ANNOUNCES
LEGAL ACTION TO PREVENT CERTIFICATION OF THE RESULTS OF THE
FUND’S ANNUAL MEETING OF SHAREHOLDERS

FORT LAUDERDALE, Fla. – June 13, 2022 – Templeton Global Income Fund [NYSE: GIM] (the “Fund”), today announced that the Fund and a Fund shareholder have filed a complaint and temporary restraining order request in United States District Court in the Southern District of New York seeking to prevent the certification of the results of the Fund’s Annual Meeting of Shareholders held on June 6, 2022 (the “Annual Meeting”).

The complaint alleges that, over the weekend prior to the Fund’s Annual Meeting, Saba Capital Management, L.P. and related individuals and parties (together, “Saba”) struck—but kept secret—a deal to pay at least one large institutional shareholder a significant premium to the market price of the Fund’s shares, with an additional premium if Saba’s nominees prevailed at the Annual Meeting. The complaint argues that federal securities laws expressly require that any such arrangements be fully disclosed with sufficient time to be absorbed by shareholders whose votes may be impacted. The complaint alleges that Saba failed to make those required disclosures, keeping its deal secret until after the Annual Meeting had concluded.  The complaint requests that a new vote be held after Fund shareholders have had the benefit of true and complete information about Saba’s conduct and an opportunity to cast informed votes.

For further information on Templeton Global Income Fund, please visit our web site at: www.franklintempleton.com

Franklin Resources, Inc. [NYSE:BEN] is a global investment management organization with subsidiaries operating as Franklin Templeton and serving clients in over 155 countries. Franklin Templeton’s mission is to help clients achieve better outcomes through investment management expertise, wealth management and technology solutions. Through its specialist investment managers, the company offers boutique specialization on a global scale, bringing extensive capabilities in equity, fixed income, multi-asset solutions and alternatives. With offices in more than 30 countries and approximately 1,300 investment professionals, the California-based company has 75 years of investment experience and approximately $1.45 trillion in assets under management as of May 31, 2022. For more information, please visit franklintempleton.com.

Media Contact
Prosek Partners
Brian Schaffer
bschaffer@prosek.com

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